Exhibit 99_16

POWER OF ATTORNEY

Each of the undersigned, in his or her capacity listed below and not individually, constitutes and appoints Michael Nguyen, Lori Hoffman and Thomas Murphy (acting alone and without the other) to act as attorney-in-fact and agent with authority of substitution and resubstitution of him or her in his or her name, place and stead, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to comply with the Investment Company Act of 1940, as amended and the Securities Act of 1933, as amended, and execute all registration statements on Form N-14, and any amendment or supplement thereto, applicable to the reorganization of Insight Select Income Fund with and into KKR Income Opportunities Fund (the “Fund”), including with respect to the registration or offering of the Fund’s common shares of beneficial interest, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 20th day of September, 2024.

/s/ Tobin V. Levy	/s/ Michael E. Cahill
Tobin V. Levy (Trustee)	Michael E. Cahill (Trustee)

/s/ Catherine B. Sidamon-Eristoff	/s/ Jeffrey L. Zlot
Catherine B. Sidamon-Eristoff (Trustee)	Jeffrey L. Zlot (Trustee)